As filed with the Securities and Exchange Commission on April 16, 1998
                                                 Registration No. 333-______
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                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                 FORM S-8 REGISTRATION STATEMENT
                 UNDER THE SECURITIES ACT OF 1933

                ODYSSEY MARINE EXPLORATION, INC.
       ----------------------------------------------------
       Exact name of Registrant as specified in its charter

          Nevada                                         84-1018684
--------------------------------                 --------------------------
(State or other jurisdiction of                 (I.R.S. Employer Identifi-
incorporation or organization)                         cation Number)

     3507 Frontage Road, Suite 100, Tampa, Florida 33607
   -----------------------------------------------------------
   (Address of principal executive offices, including Zip Code)

                             CONSULTING AGREEMENT
                            ----------------------
                     (Full title of the plan)

                           John C. Morris, President
              3507 Frontage Road, Suite 100, Tampa, Florida 33607
                                (813) 282-0855
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(Name, address and telephone number, including area code, of agent for service)

             Copy to:         Jon D. Sawyer, Esq.
                       KRYS BOYLE FREEDMAN & SAWYER, P.C.
                   600 Seventeenth Street, Suite 2700, South Tower
                            Denver, Colorado  80202
                                (303) 893-2300

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                        CALCULATION OF REGISTRATION FEE
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                                                                      Amount
                                    Proposed Maxi-   Proposed Maxi-     of
Title of Securities  Amount to be   mum Offering     mum Aggregate   Registra-
 to be Registered    be Registered  Price Per Share  Offering Price  tion Fee
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
Common Stock,          20,000         $2.00<FN1>      $40,000         $100.00
$.0001 Par Value       Shares
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
<FN1>
Based on the average of the closing bid and ask prices of the Registrant's Common Stock on April 14, 1998, as reported on the OTC Bulletin Board.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed by Odyssey Marine Exploration, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1997.

     (2) The Company's Quarterly Reports on Form 10-Q for the quarters ended May 31, 1997, August 31, 1997 and November 30, 1997.

     (3) The Company's Current Report on Form 8-K dated August 8, 1997, as amended.

     (4) The description of the Common Stock as contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act (SEC File No. 0-26136).

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrange-ment under which any controlling person, Director or Officer of the Company is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     (a) Subsection (1) of Section 78.751 of the Nevada Corporation Law empowers a corporation to "indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful."

     Subsection (2) of Section 78.751 empowers a corporation to "indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper."

     Subsection 78.751(3) further provides that "to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter herein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

     (b) Article VII of the Company's Articles of Incorporation provides that the Company is authorized to provide indemnification of its directors, officers, employees and agents in excess of the indemnification expressly permitted by Section 78.751 of the Nevada Corporation Law for breach of duty to the Corporation and its shareholders subject only to the applicable limits upon such indemnification as set forth in the Nevada Corporation Law.

     (c) Article XI of the Company's Articles of Incorporation provides, as permitted under Nevada law, that no director or officer shall be liable to the Company or any shareholder for damages for breach of fiduciary duty, unless such director or officer shall have acted or failed to act in a manner involving intentional misconduct, fraud or a knowing violation of law, or unless otherwise limited by Nevada law.

ITEM 7.  EXEMPTION FROM REGISTRATION.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following documents are filed as exhibits to this Registration
Statement:

EXHIBIT
NUMBER                   TITLE                             LOCATION
-------                  -----                             --------
  4.1      Articles of Incorporation         Incorporated by reference to
                                             Exhibit 4.1 to Registrant's
                                             Form S-8 Registration State-
                                             ment (No. 333-50325)

  4.2      Bylaws                            Incorporated by reference to
                                             Exhibit 4.2 to Registrant's
                                             Form S-8 Registration State-
                                             ment (No. 333-50325)

  5 Opinion of Krys Boyle Freedman & Filed herewith electronically Sawyer, P.C. as to the legality of the securities being registered

 23.1      Consent of Krys Boyle Freedman &  Contained in its opinion filed
           Sawyer, P.C.                      as Exhibit 5

 23.2      Consent of Miller & McCollom      Filed herewith electronically

 23.3      Consent of Giunta, Ferlita &      Filed herewith electronically
           Walsh, P.A.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (I) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (I) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
                              III-3

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Tampa, State of Florida on the 16th day of April, 1998.

                                  ODYSSEY MARINE EXPLORATION, INC.

                                  By/s/ John C. Morris
                                    John C. Morris, President and Chief
                                    Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capaci-ties and on the dates indicated.

     SIGNATURE                       TITLE                     DATE

/s/ John C. Morris           President, Chief Executive     April 16, 1998
John C. Morris               Officer and Director

/s/ Gregory P. Stemm         Vice President and Director    April 16, 1998
Gregory P. Stemm

/s/ David A. Morris          Treasurer (Chief Financial     April 16, 1998
David A. Morris              Officer and Principal
                             Accounting Officer)

/s/ William C. Callari       Director                       April 16, 1998
William C. Callari

________________________     Director
Gerald Goodman

________________________     Director
Brad Baker

_______________________      Director
E. Eugene Cooke